AMENDMENT TO STOCK OPTION AGREEMENTS

This Amendment to Stock Option Agreements, dated as of December __, 2006, by and between John M. Bond, Jr. (“Optionholder”), an adult individual residing in the State of Maryland, and Fulton Financial Corporation, a Pennsylvania financial holding company (“Fulton”).

Background

WHEREAS, the Optionholder is the holder of those certain incentive stock option agreements dated May 12, 2003; and May 5, 2005; respectively (the “Incentive Stock Option Agreements”) and non-qualified stock option agreements dated May 12, 2003; May 7, 2004; and May 5, 2005; respectively (the “Non-Qualified Stock Option Agreements” and, collectively with the Incentive Stock Option Agreements, the “Stock Option Agreements”), by and between Fulton and the Optionholder for the purchase of shares of common stock of Fulton, none of which options have been exercised to date;

WHEREAS, the Stock Option Agreements were amended by instrument dated May 17, 2006, which instrument did not properly reflect the intention of the parties (the “May Amendment”), and Fulton and the Optionholder wish to rescind such amendment, ab initio; and

WHEREAS, Fulton and the Optionholder wish, in lieu of the May Amendment, to amend the Stock Option Agreements to conform their terms to the terms of the resolutions under which they were initially granted.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.

The May Amendment is hereby rescinded, ab initio, and rendered null and void for all purposes.

2.

Section (5) of each of the Incentive Stock Option Agreements is amended to read, in it is entirety, as follows, effective as of the date each such Incentive Stock Option Agreement became effective, respectively:

“(5)  Termination of Employment.  This Option, to the extent it is not then exercisable, shall terminate when your service as a Key Person, as defined by the Plan, with Columbia Bancorp (the “Company”) and all Subsidiaries terminates.  Except as provided in Paragraphs (5)(A) and (5)(B) hereof, the Option, to the extent it is exercisable but has not been exercised (the “Unexercised Option”), shall also terminate when your service as a Key Person with the Company and its Subsidiaries terminates.

(A)  Retirement or Voluntary Resignation.  If you cease being a Key Person with the Company and its Subsidiaries due to (i) Retirement, as defined hereinafter, or (ii) voluntary resignation with the consent of the Board of Directors of the Company or a Subsidiary, the Unexercised Option may be exercised until the expiration of three (3) months after the date you cease being a Key Person.  “Retirement” means a retirement from employment with the

Company and its Subsidiaries either on or after the first day of the month coinciding with or next following your sixty-fifth (65th) birthday.

(B)  Death or Disability.  If you cease being a Key Person with the Company and its Subsidiaries due to (i) death or (ii) Disability, as defined hereinafter, the Unexercised Option may be exercised (in the case of death, by your executor, personal representative, or the person to whom the Unexercised Option shall have been transferred by will or the laws of descent and distribution, as the case may be) until the expiration of one (1) year after the date you cease being a Key Person.  If you die during the three (3) month post-termination exercise period provided to you under Paragraph 5(A) above, or during the one (1) year post-Disability exercise period provided to you under this Paragraph 5(B), the Unexercised Option may be exercised by your executor, personal representative, or the person to whom the Unexercised Option shall have been transferred by will or the laws of descent and distribution, as the case may be, until the expiration of one (1) year after the date of your death.  “Disability” means a permanent mental or physical disability due to accident or illness that renders you unable to perform substantially all of the duties of your occupation with the Company and the Subsidiaries for a period of at least one hundred eighty (180) days, provided that you establish such disability to the satisfaction of the Administrator.  Evidence of such Disability shall include the certificate of a competent licensed physician selected by you and approved by the Administrator which confirms that you have a Disability as defined herein.”

3.

Section (5) of each of the Non-Qualified Stock Option Agreements is amended to read, in its entirety, as follows, effective as of the date each such Non-Qualified Stock Option Agreement became effective, respectively:

“(5)  Termination of Employment.  Except as provided in Paragraph (5)(C) hereof, this Option, to the extent it is not then exercisable, shall terminate when your service as a Key Person, as defined by the Plan, with Columbia Bancorp (the “Company”) and all Subsidiaries terminates.  Except as provided in Paragraphs (5)(A), (5)(B) and 5(C) hereof, the Option, to the extent it is exercisable but has not been exercised (the “Unexercised Option”), shall also terminate when your service as a Key Person with the Company and its Subsidiaries terminates.

(A)  Retirement or Voluntary Resignation.  If you cease being a Key Person with the Company and its Subsidiaries due to (i) Retirement, as defined hereinafter, or (ii) voluntary resignation with the consent of the Board of Directors of the Company or a Subsidiary, the Unexercised Option may be exercised until the expiration of three (3) months after the date you cease being a Key Person.  “Retirement” means a retirement from employment with the Company and its Subsidiaries either on or after the first day of the month coinciding with or next following your sixty-fifth (65th) birthday.

(B)  Disability or Death.  If you cease being a Key Person with the Company and its Subsidiaries because of (i) death or (ii) Disability, as defined hereinafter, the Unexercised Option may be exercised (in the case of death, by your executor, personal representative, or the person to whom the Unexercised Option shall have been transferred by will or the laws of descent and distribution, as the case may be) until the expiration of one (1) year after the date you cease being a Key Person.  If you die during the three (3) month post-termination exercise period provided to you under Paragraph 5(A) above, or during the one (1) year post-Disability exercise period provided to you under this Paragraph 5(B), the Unexercised Option may be exercised by your executor, personal representative, or the person to whom the Unexercised Option shall have been transferred by will or the laws of descent and distribution, as the case may be, until the expiration of one (1) year after the date of your death.  “Disability” means a permanent mental or physical disability due to accident or illness that renders you unable to perform substantially all of the duties of your occupation with the Company and the Subsidiaries for a period of at least one hundred eighty (180) days, provided that you establish such disability to the satisfaction of the Administrator.  Evidence of such Disability shall include the certificate of a competent licensed physician selected by you and approved by the Administrator which confirms that you have a Disability as defined herein.

(C)  Directors and Consultants.  The foregoing provisions of this Paragraph (5) shall not apply if the Option is granted to a director or consultant of the Company or a Subsidiary who is not also an employee of the Company or a Subsidiary on the date of grant.”

4.

All references above to “Columbia Bancorp” or “the Company” shall, on and after February 1, 2006, be deemed to be references to “Fulton Financial Corporation.”

5.

Except as amended hereby, the Stock Option Agreements remain in full force and effect on the terms and conditions stated therein.

Fulton Financial Corporation

By: R. Scott Smith, Jr.

Chairman, CEO and President

John M. Bond, Jr.